UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2006

VIDEO DISPLAY CORPORATION

(Exact name of registrant as specified in its charter)

Georgia	0-13394	58-1217564
(State of incorporation)	(Commission File Number))	(IRS Employer Identification No.)

1868 Tucker Industrial Road
Tucker, Georgia		30084
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (770) 938-2080

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On September 12, 2006, Video Display  Corporation,  a  Georgia  corporation  (the “Company”), appointed Carr, Riggs & Ingram, LLC as the Company’s  independent registered public accounting firm commencing September 12,  2006.

During the Company’s two most recent fiscal years and through the date hereof, the Company  did not  consult  Carr, Riggs & Ingram, LLC with respect  to (i) the application of accounting  principles to any  transaction,  either  completed or proposed;  or the type of audit  opinion that might be rendered on the Company’s financial  statements,  and neither a written report was provided to the Company nor oral  advice  was  provided  that  Carr, Riggs & Ingram, LLC concluded  was an important factor  considered  by the  Company in  reaching a decision as to the accounting,  auditing or financial  reporting issue; or (ii) any matter that was either the  subject of a  disagreement  (as  defined  in Item  304(a)(1)(iv)  of Regulation S-K and the related instructions thereto) or a reportable event (as described in Item  304(a)(1)(v) of Regulation  S-K). Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release issued by the Company on September 12, 2006 announcing the appointment.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press release dated September 12, 2006

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2006		VIDEO DISPLAY CORPORATION

	By:	/s/ Ronald D. Ordway
Ronald D. Ordway
Chief Executive Officer